Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Government Securities Income Fund--U.S. Treasury Series--7 (Laddered Zero Coupons)

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-28452 of our opinion dated February 17, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 8, 2000